                       CORPORATE ACCESS NUMBER: 209303312

                                     Alberta

                            BUSINESS CORPORATIONS ACT

                                   CERTIFICATE
                                       OF
                                  INCORPORATION

                              CINERGY CANADA, INC.
                   WAS INCORPORATED IN ALBERTA ON 2001/04/20.

                            Articles of Incorporation
                                      For
                              CINERGY CANADA, INC.

Share Structure:               SEE ATTACHED SCHEDULE RE: AUTHORIZED CAPITAL
Share Transfers Restrictions:  SEE ATTACHED SCHEDULE RE: RESTRICTION ON SHARE
                               TRANSFERS
Number of Directors:
Min Number of Directors:       2
Max Number of Directors:       5
Business Restricted To:        NONE
Business Restricted From:      NONE
Other Provisions:              SEE ATTACHED SCHEDULE RE: OTHER PROVISIONS

  Registration  Authorized By: ELIZABETH A. POBLETE (MCCARTHY  TETRAULT)AGENT
                               OF CORPORATION

Incorporate Alberta Corporation - Registration Statement

Service Request Number:        2888357
Alberta Corporation Type:      Named Alberta Corporation
Legal Entity Name:             CINERGY CANADA, INC.
French Equivalent Name:
Nuans Number:                  70382104
Nuans Date:                    2001/04/19
French Nuans Number:
French Nuans Date:
REGISTERED ADDRESS
Street:                        3300, 421 - 7 AVENUE S.W.
Lega1 Description:
City:                          CALGARY
Province:                      ALBERTA
Postal Code:                   T2P 4K9

RECORDS ADDRESS
Street:                        3300, 421 - 7 AVENUE S.W.
Legal Description:
City:                          CALGARY
Province:                      ALBERTA
Postal Code:                   T2P 4K9

ADDRESS FOR SERVICE BY
MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:               SEE ATTACHED SCHEDULE RE: AUTHORIZED CAPITAL
Share Transfers Restrictions:  SEE ATTACHED SCHEDULE RE: RESTRICTION ON
                               SHARE TRANSFERS
Number Of Directors:
Min Number Of Directors:       2
Max Number Of Directors:       5
Business Restricted To:        NONE
Business Restricted From:      NONE
Other Provisions:              SEE ATTACHED SCHEDULE RE: OTHER PROVISIONS

Professional Endorsement Provided:
Future Dating Required:
Registration Date:             2001/04/20

Director

Last Name:                     CYRUS
First Name:                    MICHAEL
Middle Name:                   J.
Street / Box Number:           139 EAST FOURTH STREET, ROOM 30 AT II
City:                          CINCINNATI
Province:                      OHIO
Postal Code:                   45202-0960
Country:
Appointment Date:              2001/04/20
Resident Canadian:
Status:                        Active

Last Name:                     JOHNSON
First Name:                    CLIFFORD
Middle Name:                   D.
Street / Box Number:           3300, 421 - 7 AVENUE S.W.
City:                          CALGARY
Province:                      ALBERTA
Postal Code:                   T2P 4K9
Country:
Appointment Date:              2001/04/20
Resident Canadian:             Y
Status:                        Active

Attachment

   Attachment Type                Microfilm Bar Code       Date Recorded
Share Structure                       ELECTRONIC             2001/04/20
Restrictions on Share Transfers       ELECTRONIC             2001/04/20
Other Rules or Provisions             ELECTRONIC             2001/04/20

    Registration Authorized By:  ELIZABETH A. POBLETE (MCCARTHY TETRAULT)
                                 AGENT OF CORPORATION

                              CINERGY CANADA, INC.

                         SCHEDULE RE: AUTHORIZED CAPITAL

The shares which the Corporation is authorized to issue are:

1.   An unlimited  number of Class "A" common  shares,  which are subject to the following rights, restrictions and conditions:

               (a)  Dividends:  The holders of the Class "A" common shares shall be  entitled  to receive  dividends,  if, as and when  declared by the
          Board  of  Directors  of the  Corporation  out of  the  assets  of the
          Corporation  properly  applicable  to the payment of dividends in such amounts  and  payable  at such  times  and at such  place or places in
          Canada as the  Board of  Directors  may from  time to time  determine.
          Subject to the rights of the  holders of any other  class of shares of the  Corporation  entitled  to receive  dividends  in  priority  to or rateably with the Class "A" common shares,  the Board of Directors may in their sole  discretion  declare  dividends  on the Class "A" common shares  to  the  exclusion  of  any  other  class  of  shares  of  the
          Corporation.  The  holders  of the Class  "A"  common  shares  are not entitled  to  receive  dividends  rateably  with  holders of Class "B"
          common shares or Class "C" common shares.

               (b) Participation Upon Liquidation, Dissolution or Winding Up: In
          the  event  of  the  liquidation,  dissolution  or  winding  up of the
          Corporation  or other  distribution  of the assets of the  Corporation among its  shareholders  for the purpose of winding up its affairs the holders of the Class "A" common shares shall, subject to the rights of the holders of any other class of shares of the  Corporation  entitled to receive the assets of the  Corporation  upon such  distribution  in priority to the Class "A" common  shares,  be entitled to  participate rateably  with the Class "B"  common  shares  and the Class "C" common shares in any distribution of the assets of the Corporation.

               (c) Voting  Rights:  The  holders of the Class "A" common  shares shall be  entitled  to receive  notice of and to attend all annual and special  meetings of the  shareholders  of the  Corporation and to one vote in  respect  of each  Class  "A"  common  share  held at all such meetings.

2.   An unlimited  number of Class "B" common  shares,  which are subject to the following rights, restrictions and conditions:

               (a)  Dividends:  The holders of the Class "B" common shares shall be  entitled  to receive  dividends,  if, as and when  declared by the
          Board  of  Directors  of the  Corporation  out of  the  assets  of the
          Corporation  properly  applicable  to the payment of dividends in such amounts  and  payable  at such  times  and at such  place or places in
          Canada as the  Board of  Directors  may from  time to time  determine.
          Subject to the rights of the  holders of any other  class of shares of the  Corporation  entitled  to receive  dividends  in  priority  to or rateably with the Class "B" common shares,  the Board of Directors may in their sole  discretion  declare  dividends  on the Class "B" common shares  to  the  exclusion  of  any  other  class  of  shares  of  the
          Corporation.  The  holders  of the Class  "B"  common  shares  are not entitled  to  receive  dividends  rateably  with  holders of Class "A"
          common shares or Class "C" common shares.

               (b) Participation Upon Liquidation, Dissolution or Winding Up: In
          the  event  of  the  liquidation,  dissolution  or  winding  up of the
          Corporation  or other  distribution  of the assets of the  Corporation among its  shareholders  for the purpose of winding up its affairs the holders of the Class "B" common shares shall, subject to the rights of the holders of any other class of shares of the  Corporation  entitled to receive the assets of the  Corporation  upon such  distribution  in priority to the Class "B" common  shares,  be entitled to  participate rateably  with the Class "A"  common  shares  and the Class "C" common shares in any distribution of the assets of the Corporation.

               (c) Voting  Rights:  The  holders of the Class "B" common  shares shall be  entitled  to receive  notice of and to attend all annual and special  meetings of the  shareholders  of the  Corporation and to one vote in  respect  of each  Class  "B"  common  share  held at all such meetings.

3.   An unlimited  number of Class "C" common  shares,  which are subject to the following rights, restrictions and conditions:

               (a)  Dividends:  The holders of the Class "C" common shares shall be  entitled  to receive  dividends,  if, as and when  declared by the
          Board  of  Directors  of the  Corporation  out of  the  assets  of the
          Corporation  properly  applicable  to the payment of dividends in such amounts  and  payable  at such  times  and at such  place or places in
          Canada as the  Board of  Directors  may from  time to time  determine.
          Subject to the rights of the  holders of any other  class of shares of the  Corporation  entitled  to receive  dividends  in  priority  to or rateably with the Class "C" common shares,  the Board of Directors may in their sole  discretion  declare  dividends  on the Class "C" common shares  to  the  exclusion  of  any  other  class  of  shares  of  the
          Corporation.  The  holders  of the Class  "C"  common  shares  are not entitled  to  receive  dividends  rateably  with  holders of Class "A"
          common shares or Class "B" common shares.

               (b) Participation Upon Liquidation, Dissolution or Winding Up: In
          the  event  of  the  liquidation,  dissolution  or  winding  up of the
          Corporation  or other  distribution  of the assets of the  Corporation among its  shareholders  for the purpose of winding up its affairs the holders of the Class "C" common shares shall, subject to the rights of the holders of any other class of shares of the  Corporation  entitled to receive the assets of the  Corporation  upon such  distribution  in priority to the Class "A" common  shares,  be entitled to  participate rateably  with the Class "A"  common  shares  and the Class "B" common shares in any distribution of the assets of the Corporation.

               (c) Non-Voting Shares: The holders of the Class "C" common shares shall be  entitled  to receive  notice of and to attend all annual and special  meetings of the  shareholders of the Corporation and to speak thereat but shall not be  entitled  to vote on any matters  which come before such meetings.

4.   An unlimited  number of Class "D" preferred shares subject to the following rights, restrictions and conditions:

               (a) Dividend  Rights:  The holders of the  preferred  shares,  in priority to the common shares and all other shares  ranking  junior to the  preferred  shares  shall be entitled to receive in each  calendar year and the  Corporation  shall pay thereon,  as and when declared by the Board of  Directors  of the  Corporation  out of the assets of the
          Corporation  properly  applicable to the payment of  dividends,  fixed preferential  non-cumulative  cash dividends at such rate per annum on the Redemption Amount per preferred share as may be fixed by the Board of Directors of the  Corporation on the date of issue of the preferred shares.  The Board of Directors shall be entitled from time to time to declare part of the said preferential non-cumulative cash dividend for any  financial  year  notwithstanding  that  such  dividend  for  such financial  year  shall not be  declared  in full.  If within  four (4)
          months after the expiration of any financial  year of the  Corporation the Board of  Directors  in its  discretion  does not declare the said dividend or any part thereof on the preferred shares for the financial year,  then the rights of the holders of the preferred  shares to such dividend or to any  undeclared  part thereof for such  financial  year shall be forever  extinguished.  The holders of the  preferred  shares shall not be entitled to any dividends  other than or in excess of the preferential  non-cumulative  dividends  hereinbefore provided and any dividend that may be declared payable on the preferred shares shall be considered  declared  and  payable  only to holders  of the  preferred shares  and  not to  holders  of any  other  class  of  shares  of the
          Corporation.  No dividend shall at any time be declared and paid on or set apart for payment on the common shares or any other shares ranking junior to the preferred  shares in any financial year unless and until the  preferential  non-cumulative  dividend  and all of the  preferred shares outstanding in respect of such financial year has been declared and paid or set apart for payment.

               (b) Voting Rights:  The holders of the preferred  shares shall be entitled  to receive  notice of and to attend  all annual and  special meetings of the  shareholders  of the  Corporation  and to one vote in respect of each preferred share held at all such meetings.

               (c) Redemption by Corporation:  The Corporation  may,  subject to applicable provisions of any statute and in the manner provided by the directors, redeem all or from time to time any part of the outstanding preferred shares on payment to the holders thereof, for each preferred share to be redeemed,  the Redemption Amount in respect of that share.
          The  Corporation  shall give to each  person who at the date of giving such notice is the holder of preferred shares to be redeemed, at least ten (10) days notice in writing of the intention of the Corporation to redeem such preferred  shares or such lesser period as the shareholder may agree to.  Such  notice  shall be given by  delivery by hand or by posting the same in a postage  paid  registered  letter,  addressed to each holder of such preferred share to be redeemed at the last address of such shareholder as it appears on the books of the Corporation,  or in the event of the address of any shareholder not so appearing,  then to the  address of such  shareholder  last  known to the  Corporation;
          provided,  however that the accidental  failure to give such notice to one or more of such  holders  shall not  affect the  validity  of such redemption  as to the other  holders.  Such  notice  shall set out the number  of such  preferred  shares  held by the  person  to whom it is addressed which are to be redeemed and the Redemption  Amount of those preferred shares. On or after the date so specified for redemption the
          Corporation  shall  pay or cause to be paid to or to the  order of the registered  holders  of  the  preferred  shares  to  be  redeemed  the
          Redemption  Amount  thereof  on  presentation  and  surrender  at  the registered  office of the Corporation or any other place designated in such notice of the  certificates  representing  the  preferred  shares called  for  redemption  provided  that if the  Corporation  would  be prevented  by law from  redeeming  all of the  preferred  shares to be otherwise  redeemed then the  Corporation  shall redeem,  disregarding fractions, that number of preferred shares that it is permitted by law to redeem. Such payments shall be made by cheque payable at par at any branch of the Corporation's  bankers in Canada or in such other manner as may be  acceptable to the  shareholder.  If part only of the shares represented by any  certificate be redeemed a new  certificate for the balance  shall be issued at the expense of the  Corporation.  From and after  the  date  specified  for  redemption  in any such  notice  the preferred  shares called for redemption  shall cease to be entitled to dividends  and the holders  thereof  shall not be entitled to exercise any of the  rights  of the  shareholders  in  respect  thereof  unless payment of the Redemption  Amount shall not be made upon  presentation of certificates in accordance with the foregoing provisions,  in which case the  rights of the  shareholders  shall  remain  unaffected.  The
          Corporation  shall  have the right at any time  after the  mailing  of notice of its intention to redeem any preferred  shares to deposit the
          Redemption  Amount of any of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such  deposit  been  surrendered  by the  holders  thereof  in connection  with such redemption to a special account in any chartered bank or in any trust  company in Canada,  named in such notice,  to be paid without interest to or to the order to the respective  holders of such preferred  shares called for  redemption  upon  presentation  and
          surrender  to  such  bank  or  trust   company  of  the   certificates
          representing  the same,  and upon such deposit  being made or upon the date specified for redemption in such notice,  whichever is later, the preferred  shares in respect whereof such deposit shall have been made shall be  redeemed  and the rights of the holders  thereof  after such deposit or such redemption  date, as the case may be, shall be limited to receiving  without interest their  proportionate  part of the total
          Redemption Amount so deposited, less the amounts of any taxes withheld on behalf of such holders,  against  presentation and surrender of the said  certificates  held by them respectively and any interest allowed on such deposit shall belong to the Corporation.

               (d) Redemption at Option of Holder:  A holder of preferred shares shall be  entitled to require the  Corporation  to redeem,  subject to applicable  legislation,  at  any  time  or  times  all  or any of the preferred shares  registered in the name of the holder by tendering to the  Corporation  at its  registered  office  a share  certificate  or certificates  representing  the preferred  shares which the registered holder desires to have the Corporation  redeem together with a request in writing  specifying that the registered  holder desires to have the preferred  shares  represented  by such  certificate  or  certificates
          redeemed  by  the  Corporation   and,  if  part  only  of  the  shares
          represented by such certificate or certificates is to be redeemed, the number  thereof so to be redeemed and the  business  day  (hereinafter referred to as the  "Redemption  Date") on which the holder desires to have the Corporation redeem such preferred shares. The Redemption Date shall  not be less  than ten (10)  days  after  the date on which  the request in writing is given to the Corporation or such earlier date as the Corporation  may agree to. Upon receipt of a share  certificate or certificates  representing  the preferred  shares which the registered holder  desires to have the  Corporation  redeem  together with such a request the Corporation  shall, to the extent  permitted by applicable law,  redeem  such  preferred  shares  by  paying  to such  registered shareholder the Redemption  Amount for each such preferred share being redeemed;  provided that if the Corporation  would be prevented by law from redeeming all of the preferred  shares  requested to be redeemed, then the Corporation shall redeem, disregarding fractions, that number of  preferred  shares  that it is  permitted  by law to  redeem.  Such payment  shall be made by cheque  payable  at par at any branch of the corporation's  bankers  in  Canada or in such  other  manner as may be acceptable to the shareholder.  If part only of the shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Corporation. The said preferred shares shall be  redeemed  on the  Redemption  Date and  from and  after  the
          Redemption  Date such shares  shall cease to be entitled to  dividends and the holder  thereof  shall not be entitled to exercise  any of the rights of holders of the preferred  shares in respect  thereof  unless payment of the Redemption Amount is not made on the Redemption Date in which case the rights of the holder of any preferred shares which have not been redeemed shall remain unaffected.

               (e) Repurchase at Option of Holder:  A holder of preferred shares shall be entitled to require the Corporation to repurchase, subject to applicable  legislation,  at  any  time  or  times  all  or any of the preferred shares  registered in the name of the holder by tendering to the  Corporation  at its  registered  office  a share  certificate  or certificates  representing  the preferred  shares which the registered holder  desires to have the  Corporation  repurchase  together  with a request in writing  specifying  that the registered  holder desires to
          have  the  preferred   shares   represented  by  such  certificate  or
          certificates  repurchased by the Corporation  and, if part only of the shares  represented  by  such  certificate  or  certificates  is to be repurchased,  the number thereof so to be repurchased and the business day  (hereinafter  referred  to as the  "Purchase  Date") on which the holder  desires  to have the  Corporation  repurchase  such  preferred shares.  The Purchase  Date shall not be less than ten (10) days after the date on which the  request in writing is given to the  Corporation or such earlier date as the  Corporation may agree to. Upon receipt of a share certificate or certificates  representing the preferred shares which the registered holder desires to have the Corporation repurchase together  with such a request  the  Corporation  shall,  to the extent permitted by  applicable  law,  repurchase  such  preferred  shares by paying to such registered  shareholder the Redemption  Amount for each
          such  preferred  share  being   repurchased;   provided  that  if  the
          Corporation  would be  prevented by law from  repurchasing  all of the preferred  shares  requested to be  repurchased,  then the Corporation shall  repurchase,  disregarding  fractions,  that number of preferred shares that it is permitted by law to  repurchase.  Such payment shall be made by cheque  payable at par at any  branch of the  Corporation's bankers  from time to time being in Canada or in such other  manner as may be  acceptable  to the  shareholder.  If part  only of the  shares represented by any  certificate be repurchased a new  certificate  for the  balance  shall be issued at the expense of the  Corporation.  The said  preferred  shares shall be  repurchased on the Purchase Date and from and  after  the  Purchase  Date  such  shares  shall  cease to be entitled to dividends and the holder  thereof shall not be entitled to exercise  any of the  rights of  holders  of the  preferred  shares in respect thereof unless payment of the Redemption Amount is not made on the  Purchase  Date in which  case the  rights  of the  holder  of any
          preferred  shares  which  have  not  been  repurchased   shall  remain
          unaffected.  If part only of the preferred  shares  represented by any certificate be repurchased, a new certificate for the balance shall be issued at the expense of the Corporation.

               (f)  Distribution on  Liquidation,  Dissolution or Winding Up: In
          the  event  of  the  liquidation,  dissolution  or  winding  up of the
          Corporation or other  distribution of assets of the Corporation  among shareholders for the purpose of winding up its affairs, the holders of the  preferred  shares shall be entitled to receive from the assets of the  Corporation  a sum  equivalent  to the  Redemption  Amount of all preferred shares held by them respectively  before any amount shall be paid or any property or assets of the Corporation shall be distributed to holders of any common  shares or shares of any other class  ranking junior to the preferred shares.  After payment as above to the holders of the  preferred  shares,  they shall not be entitled to share in any further  distribution  of the  property or assets of the  Corporation;
          provided  that  unless and until any common  shares  are  issued,  the preferred shares shall have the same rights on a liquidation,  winding up or dissolution of the  Corporation or other  distribution of assets of the Corporation  among  shareholders  for the purpose of winding up the affairs as are attached to the common shares.

               (g) Protection of Preferential Rights:  Notwithstanding  anything to the contrary herein  contained,  no dividends,  or other payment or distribution (including,  without limiting the generality of the term, payments or distributions for purchases, acquisitions and redemptions)
          shall be made to the holders as such of shares in the capital stock of the  Corporation  other  than  preferred  shares  if  the  payment  or distribution  thereof  would  result  in the  realizable  value of the
          Corporation's  assets, net of liabilities being less than the total of
          the  Redemption  Amount  of  the  outstanding   preferred  shares.  In
          addition,  the Corporation  shall not purchase or redeem any preferred shares for an amount which is less than the lesser of their Redemption
          Amount and the  realizable  value of the  Corporation's  assets net of liabilities immediately before such purchase or redemption.

               (h) Amendment of Terms:  Any  preference,  right,  condition,  or restriction  attaching to the  preferred  shares shall only be altered after  receiving  approval,  in writing or by vote, of three  quarters
          (3/4) of the outstanding  preferred  shares in the Corporation  voting separately.

               (i) Redemption Amount Defined:  "Redemption Amount" in respect of a  preferred  share  shall mean the fair  market  value at the time of issue of that preferred  share,  as determined by the directors of the
          Corporation,  or the  consideration  received  by the  Corporation  in respect of the issue of that preferred  share or the fair market value as determined by the directors of the  Corporation of any issued share of the  Corporation  exchanged or converted into such preferred  share plus any declared but unpaid non-cumulative  dividends;  provided that if at a particular  time, the fair market value of such  consideration should be determined, whether:

                    (i) bona fide  agreement  between  the  Corporation  and the holders of the preferred shares; or

                    (ii) by agreement among the Corporation,  the holders of the preferred shares and Canada Customs Revenue Agency; or

                    (iii)by  a court of  competent  jurisdiction  from  which no appeal lies:

               to be  different  from the fair market  value  determined  by the
          Board of Directors,  the fair market value of such consideration shall be adjusted by being  increased  or  decreased so as to equal the fair market  value so  determined  and will be effective as of the time the preferred share was issued,  and the Redemption Amount per share shall be  appropriately  adjusted  and any  shortfall or excess of dividends paid on the adjusted  Redemption  Amount will be a debt owing from the
          Corporation  to the  shareholder or vice versa as the case may be. The adjustment provision herein contained shall continue to apply from and after the date upon  which a  particular  preferred  share was  issued notwithstanding any transfer, repurchase, redemption,  cancellation or other  disposition of the preferred  share. An adjustment  pursuant to
          Clause (ii) hereof shall  preclude  adjustment  pursuant to Clause (i)
          and  adjustment  pursuant to Clause  (iii)  hereof  shall be final and binding.

               (j) Business Day Defined:  "business  day" shall mean a day other than a  Saturday,  Sunday or  statutory  holiday  in the  Province  of
          Alberta.

                              CINERGY CANADA, INC.

                  SCHEDULE RE: RESTRICTIONS ON SHARE TRANSFERS

No share in the  capital of the  Corporation  shall be  transferred  without the express consent of the directors of the Corporation  expressed by the votes of a majority  of the  directors  of the  Corporation  at a  meeting  of the Board of
Directors or by an instrument  or  instruments  in writing  signed by all of the directors.

                              CINERGY CANADA, INC.

                          SCHEDULE RE: OTHER PROVISIONS

               (a) The number of shareholders of the  Corporation,  exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the  employment of the  Corporation,  were,  while in that  employment  and have  continued  after the  termination  of that employment to be,  shareholders of the Corporation,  is limited to not more than 50, 2 or more persons who are the joint registered owners of
          1 or more shares being counted as one shareholder.

               (b) Any  invitation to the public to subscribe for  securities of the Corporation is prohibited.

               (c) Without  limiting the borrowing  powers of the Corporation as set forth in the Business Corporations Act (Alberta):

                    (i) The  Board of  Directors  may from  time to time in such amounts and on such terms as it deems expedient charge, mortgage, hypothecate  or  pledge  all or any of  the  currently  owned  or subsequently  acquired  real or personal,  movable or  immovable, property  of  the  Corporation,  including  book  debts,  rights,
               powers,   franchises   and   undertaking,   to  secure  any  debt
               obligations or any money borrowed,  or other debt or liability of the Corporation.

                    (ii) The Board of Directors  may from time to time  delegate to  such  one  or  more  of the  directors  and  officers  of the
               Corporation  as may be  designated by the board all or any of the powers  conferred  on the board  above to such extent and in such manner  as the  board  shall  determine  at the time of each such delegation.